Board of Directors

M&A Holding Corp.

205-4625 Evergreen Lane Delta

BC V4K 2W6

Canada

Gentlemen:

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1/A of our report dated December 10, 2014 relating to the financial statements of M&A Holding Corp. as of November 30, 2014, and for the period from November 5, 2014 (inception) to November 30, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

April 8, 2015